EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Giant Oil & Gas, Inc.

Vancouver, Canada

We hereby consent to the use in the Prospectus constituting a part of this F-1/A Registration Statement of our report dated March 3, 2005 relating to the financial statements of Giant Oil & Gas Inc. )”the Company”), which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ SmytheRatcliffe

Chartered Accountants

Vancouver, Canada

November 7, 2005